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              Law Offices of Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone: (415) 835-1600
                            Facsimile: (415) 217-5333
                             Internet: www.phjw.com

                                 March 24, 2000

VIA EDGAR

Mr. John T. Story
X.com Funds
394 University Avenue
Palo Alto, California 94301

         Re:   X.com International Index Fund
               ------------------------------

Ladies and Gentlemen:

         We have acted as counsel to X.com Funds, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment Numbers 1 and 2 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post-Effective Amendments") and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") of the series of the Trust to be called the X.com International Index Fund (the "Fund").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

         (a) the Trust's Declaration of Trust, dated June 3, 1999, as amended on September 3, 1999 (the "Declaration of Trust"). The Declaration of Trust, as amended, has been in full force and effect from June 3, 1999, through the date hereof;

         (b) the Trust's Certificate of Trust as executed on June 3, 1999, and originally filed with the Secretary of State of Delaware on June 7, 1999 (the "Certificate of Trust"). The Certificate of Trust has been in full effect from June 7, 1999, through the date hereof;


         (c) the Trust's Bylaws, which have been in full force and effect without amendment from September 13, 1999, through the date hereof;

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X.com Funds
March 24, 2000
Page 2

         (d) resolutions of the Trustees of the Trust adopted at meetings on September 13, 1999, and March 6, 2000; and

         (e) the Post-Effective Amendments.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Laws Annotated (Aspen Law & Business, 2000) as updated on WESTLAW (an electronic database) on March 22, 2000. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendments and in accordance with the Declaration of Trust,
(ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Post-Effective Amendments and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

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X.com Funds
March 24, 2000
Page 3

         We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus included in the applicable Post-Effective Amendments, and
(ii) the filing of this opinion as an exhibit to those Post-Effective
Amendments.

                                       Very truly yours,

                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

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                                 March 23, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:      X.Com Funds
         File Nos. 333-80205 and 811-09381
         ---------------------------------

Ladies and Gentlemen:

         Pursuant to Rule 461 under the Securities Act of 1933, the above-referenced Registrant respectfully requests acceleration of the effective date of its Registration Statement on Form N-1A, as amended by Post-Effective Amendment No. 2, so that it will be declared effective on or about March 31, 2000 or as soon thereafter as possible.

                                                     Very truly yours,

                                                     X.COM FUNDS, as Registrant


                                                     By:   /s/ John T. Story
                                                        -----------------------
                                                           John T. Story
                                                           President



         X.com Funds, which does not use an underwriter, hereby certifies that it does not have a principal underwriter for its shares and concurs in the request for acceleration of the effective date of the Registrant's Registration Statement, as amended by Post-Effective Amendment No. 2, to March 31, 2000, or as soon thereafter as possible.

                                                     Very truly yours,

                                                     X.COM FUNDS,
                                                     a self-underwritten issue


                                                     By:      /s/ John T. Story
                                                        -----------------------
                                                              John T. Story
                                                              President